                                                               EXHIBIT (10)(a)




                           HARRIS CORPORATION MASTER

                             RABBI TRUST AGREEMENT

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Section 1     Establishment of Trust                          2

Section 2     Payments to Participants and Their
              Beneficiaries                                   3


Section 3     Trustee Responsibility Regarding Payments
              to Trust Beneficiary When Company is
              Insolvent                                       3


Section 4     Payments to Company                             4


Section 5     Investment and Administrative Authority         5


Section 6     Disposition of Income                           6


Section 7     Monthly and Annual Accounting by Trustee        6


Section 8     Responsibility of Trustee                       7


Section 9     Compensation and Expenses of Trustee            8


Section 10    Resignation and Removal of Trustee              8


Section 11    Appointment of Successor                        9


Section 12    Amendment or Termination                        10


Section 13    Miscellaneous                                   10


Section 14    Notice of Change in Control                     11


Section 15    Communications to Trustee or Company            11


Section 16    Non-Alienation of Benefits                      11


Section 17    Payment of Benefits to Others                   11


Section 18    Arbitration                                     11


Section 19    Trust Benefits Limited to Plan Benefits         12


Section 20    Effective Date                                  12

                       HARRIS CORPORATION MASTER
                         RABBI TRUST AGREEMENT





This Trust Agreement made this 7th day of January, 1994 by and between Harris Corporation ("Company") and Boston Safe
Deposit and Trust Company ("Trustee").



     WHEREAS, Company has adopted various nonqualified deferred compensation plans and arrangements, as listed in Appendix A (the "Plans");


     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans (individually a "Participant" and collectively the "Participants");


     WHEREAS, Company established the Harris Corporation
Benefits Trust Agreement, effective September 23, 1987 (the
"Prior Agreement");


     WHEREAS, Company desires to amend and restate the Prior
Agreement in its entirety and appoint Trustee as successor trustee, effective May 27, 1993;


     WHEREAS, Company wishes to contribute to the trust (the
"Trust") the assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;


     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and


     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;



     NOW THEREFORE, the parties do hereby amend and restate the Prior Agreement and agree that the Trust shall be comprised, held and disposed of as follows.

Section 1.  Establishment of Trust.
- -----------------------------------


     (a) Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the Company in accordance with subsection (e) below. All such money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.


     (b) The Trust hereby established is revocable by Company;
it shall become irrevocable upon a Change in Control, as defined herein.


     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.


     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against Company. Any assets held by the Trust shall be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein. No general creditor of the Company shall have any right to recover, or any title or interest in, any Trust asset after it has been distributed by the Trustee to a Participant.


     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits. Except as hereinafter provided, Company shall make contributions to the Trust from time to time as it shall determine in its sole discretion; provided, however that Company shall be required to contribute the required funding amount within the five-day period following a Change in Control. For purposes of this Agreement, the term "required funding amount" means the amount required to fund the obligations of Company under the Plans.

Section 2.  Payments to Participants and Their Beneficiaries.
- -------------------------------------------------------------

     (a) Company shall from time to time deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. To the extent that Trustee pays benefits due a Participant under a Plan, Company shall be forever released and discharged from the obligation to pay such benefits.


     (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.


     (c) Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall immediately make up the balance of each such payment as it falls due. Trustee shall notify Company when principal and earnings are not sufficient.



Section 3.  Trustee Responsibility Regarding Payments to Trust
- --------------------------------------------------------------
Beneficiary When Company is Insolvent.
- --------------------------------------

     (a) Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States
Bankruptcy Code.


     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

           (1) The Board of Directors or the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participants or their beneficiaries. In all cases, Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether Company is Insolvent.


           (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.


           (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.


           (4) Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with
Section 2 of this Trust Agreement only after Company has informed Trustee that Company is not Insolvent (or is no longer
Insolvent).


      (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to
Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


Section 4.  Payments to Company.
- --------------------------------


      Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plans.



Section 5.  Investment and Administrative Authority.
- ----------------------------------------------------

      Trustee shall have the power:


           (1) To invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income, in any security or property, including securities or obligations issued by the Company, pursuant to the direction of Company or an investment manager appointed by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participants, provided that, except in the event of a Change in Control as defined in Section 13(d), shareholder rights, including but not limited to voting rights with respect to Company stock held in the Trust, will be exercised by Company.


           (2) To collect and receive any and all money and other property due to the Trust and to give full discharge therefor;


           (3) To invest and reinvest the principal and income of the Trust, pursuant to the direction of Company or an investment manager appointed by Company, in any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by Trustee. Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of Trustee or an investment manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust Agreement For purposes of valuation, the value of the interest maintained by the Trust in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. Company expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

           (4) To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination, pursuant to the direction of Company or an investment manager appointed by Company;


           (5) To settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; and


           (6) Generally to do all acts, whether or not expressly authorized, which Trustee may deem necessary or desirable for the protection of the Trust, provided that except in the event of a Change in Control as defined in
Section 13(d), written approval by Company is required for Trustee to borrow on behalf of the Trust, or to lease or sell real property on behalf of the Trust.


      Notwithstanding anything to the contrary contained in this Trust Agreement, in the event of a Change in Control as defined in Section 13(d), Trustee shall invest all assets of the Trust in fixed-income securities for a period of one year following such event and thereafter shall have and exercise investment discretion with respect to all assets of the Trust.


Section 6.  Disposition of Income.
- ----------------------------------

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.



Section 7.  Monthly and Annual Accounting by Trustee.
- -----------------------------------------------------

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee and all books and records relating thereto shall be open to inspection and audit at all reasonable times by any persons designated by Company. Within 30 days following the close of each month, within 90 days following the close of each fiscal year (ending June 3Oth) and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such month or year, as the case may be, or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such month, year or as of the date of such removal or resignation, as the case may be. Company shall be entitled to such conferences with Trustee as Company shall reasonably request, including but not limited to an annual conference.



Section 8.  Responsibility of Trustee.
- --------------------------------------

      (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans (as certified to the Trustee by Company) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute. Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or relating to any action or inaction taken by Trustee without negligence and in reliance upon direction, request or approval given by the Company.


      (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If at any time after a Change in Control Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.


      (c) Trustee may consult with legal counsel and may reasonably rely on such counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.


      (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals reasonably required to assist it in performing any of its duties or obligations hereunder.

      (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.


      (f) However, notwithstanding the provisions of Section
8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.


      (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.



Section 9.  Compensation and Expenses of Trustee.
- -------------------------------------------------

      All administrative and Trustee's fees and expenses shall be paid from the Trust unless paid by the Company. Trustee shall be entitled to the fees listed on Schedule A attached hereto as reasonable compensation for the services rendered under this Trust Agreement.



Section 10.  Resignation and Removal of Trustee.
- ------------------------------------------------

      (a) Trustee may resign at any time by written notice to Company, which shall be effective 90 days after receipt of such notice unless Company and Trustee agree otherwise.


      (b) Trustee may be removed by Company on 90 days' notice or upon shorter notice accepted by Trustee.


      (c) In the event of a Change in Control, as defined herein, for a one-year period following such event, Trustee may be removed by Company only if 75 percent of the number of the Participants consent to such removal.


      (d) If Trustee resigns within one year of a Change in Control, as defined herein, Trustee shall select a successor trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.


      (e) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.


      (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.



Section 11.  Appointment of Successor.
- --------------------------------------

      (a) If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.


      (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(c) or (d) hereof and selects a successor trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law; provided, however, that in the event of a Change in Control as defined in
Section 13(d), for a one-year period following such event, 75 percent of the number of the Participants must consent to the appointment of a successor trustee. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.


      (c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 12.  Amendment or Termination.
- --------------------------------------

      (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company; provided, however, that no amendments may be made within a one-year period after the occurrence of a Change in Control, as defined in
Section 13(d), unless 75 percent of the number of Participants consent to the amendment. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans (as certified to the Trustee by Company) or shall make the Trust revocable after it has become irrevocable in accordance with
Section 1(b).


      (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.


      (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.



Section 13.  Miscellaneous.
- ---------------------------

      (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.


      (b) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken contrary to the Plan.


      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Massachusetts.


      (d) For purposes of this Trust, the term "Change in Control" shall mean the occurrence of either of the following events:


           (1) A third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, or any rules or regulations thereunder, acquires shares of Company having 20 percent or more of the total number of votes that may be cast for the election of Directors of Company; or

           (2) As the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of Company before the Transaction shall cease to constitute a majority of the Board of Directors of Company or any successor to Company.



Section 14.  Notice of Change in Control.  Within five days
- -----------------------------------------
after having knowledge of a Change in Control, Company shall notify Trustee and the Participants of the occurrence of such Change in Control.



Section 15.  Communications to Trustee or Company.
- --------------------------------------------------
Communications to Trustee shall be sent to Trustee as follows:
Boston Safe Deposit and Trust Company, One Cabot Road 028-004G, Medford, Massachusetts 02155, Attention: Christine D. Kuhn, or to such other address as Trustee may specify. No communication shall be binding upon Trustee until it is received by Trustee. Communications to Company shall be sent to Company's principal office at 1025 West NASA Boulevard, Melbourne, Florida 32919,
Attention: Corporate Secretary, or to such other address as Company may specify.



Section 16.  Non-Alienation of Benefits.  No benefit under a
- ----------------------------------------
Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under a Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents in accordance with the terms of such Plan.



Section 17.  Payment of Benefits to Others.  If any
- -------------------------------------------
Participant or beneficiary to whom a benefit is payable under a Plan is unable to care for his affairs because of illness or accident, any payment due may be made to a duly qualified guardian or other legal representative. Unless prior claims therefor shall have been made by a duly qualified guardian or other legal representative, payments may be paid to the spouse, parent, brother, or sister, or any other individual in accordance with the terms of such Plan.



Section 18.  Arbitration.  Any dispute between Participants
- -------------------------
and Company or Trustee as to the interpretation or application of the provisions of the Agreement and amounts payable under a Plan shall be determined exclusively by binding arbitration in

Melbourne, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court or competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust.



Section 19.  Trust Benefits Limited to Plan Benefits.
- -----------------------------------------------------
Nothing herein contained shall be construed as conferring upon any person any rights with respect to the Trust or the administration thereof other than the right to such benefits as may be provided with respect to such person by the terms of a Plan. All rights created under the Plans and this Agreement shall be mere unsecured contractual rights of the Participant against Company.

Section 20.  Effective Date.
- ----------------------------
      The effective date of this Trust Agreement shall be May 27, 1993.





                              HARRIS CORPORATION



                              By: /s/ Jeffrey P. Morrill
                                  -----------------------------

                              Title: Assistant Treasurer
                                     --------------------------

                              Date: January 6, 1994
                                    ---------------------------

                              BOSTON SAFE DEPOSIT AND TRUST
                              COMPANY

                              By: /s/ Christine D. Kuhn
                                  -----------------------------

                              Title: Vice President
                                     --------------------------

                              Date: January 7, 1994
                                    ---------------------------



1230t

12/93

                                   APPENDIX A
                                   ----------


                Harris Corporation Master Rabbi Trust Agreement





                          Supplemental Benefits Plans
                          ---------------------------


- -    Harris Corporation Supplemental Executive Retirement Plan


- -    Lanier Worldwide, Inc. Supplemental Executive Retirement
     Plan


- -    Harris Corp. Directors Retirement Plan


- -    Harris Corp. Deferred Compensation Plan for Principal
     Executives


- -    Individual Deferred Compensation Agreements